                                                                  EXHIBIT 10.16
[Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the commission.]

                 VOXWARE, INC. AND VIENNA SYSTEMS CORPORATION

                          SOFTWARE LICENSE AGREEMENT

     This Software License Agreement is entered into on June 28, 1996 ("Effective Date") between Voxware, Inc., a Delaware corporation located at 305 College Road East Princeton, NJ 08540 ("Voxware"), and Vienna Systems Corporation, a Canadian corporation located at 350 Terry Fox Drive, P.O. Box 72089, Kanata, Ontario, Canada K2K 2W5 ("Vienna").

     Vienna and Voxware hereby agree to the following:

I.   Grant of License

     1. Subject to the terms and conditions of this Agreement, Voxware grants to Vienna a worldwide, non-exclusive, non-transferable license to use, reproduce and adapt the Licensed Programs (as defined below) for development of, and incorporation into, the products described on Appendix A hereto which are being
                                              ----------
developed by Vienna (collectively, the "Vienna Products") and to distribute and sublicense the Licensed Programs as incorporated in the Vienna Products. Vienna may grant to its distribution channels (including original equipment manufacturers) the distribution rights set forth above solely for the purpose of the distribution of the Vienna Products. Vienna is responsible for using at least the same level of diligence and taking the same measures to enforce its distributors' obligations with respect to the Licensed Programs that it applies for its own valuable products that are bundled or integrated with other products and generate substantial revenue for Vienna.

     2. For purposes of this Agreement, "Licensed Programs" means those computer software programs listed and described in Appendix B hereto (as well as
                                                   ----------
any Updates, as such term is defined below, furnished by Voxware pursuant to the terms of this Agreement), in object code format, as well as any related material, whether in machine readable, printed or other form, including but not limited to instructional and operations manuals. The term Licensed Program includes all or any portion of a Licensed Program incorporated in another program, whether in machine readable, printed or other form. The term "Licensed Programs" includes (without limitation) Voxware's RT24HQ codec, a fixed-rate 2,400 bps VOCODER ("RT24HQ").

     3. The Licensed Programs may only be distributed to end users by Vienna and its distribution channels in an integrated bundle where the Vienna Product delivers a majority of the value of the bundle and the Licensed Programs are intended to be used in support of the Vienna Product and where at least one side of the end user is a private network. Subject to the foregoing, Vienna may explore solutions in which both sides of a network are public and in such cases, it is the intent of Vienna and Voxware to work together on mutually acceptable
terms to provide such solutions.   In addition to the obligation to include
proprietary notices described in Section IX below, Vienna will give

Voxware reasonable recognition for its contribution to the Vienna Products in all documentation for such a bundle.

     4. Vienna may ship the Licensed Programs incorporated in free Vienna Products for demo and evaluation purposes with Voxware's prior written consent (given on a Vienna Product-by-Product basis) and only to the extent set forth in such consent.

II.  Price; Terms of Payment; Audit

     1. The fees for the Licensed Programs shall be those fees and royalties set forth in Appendix C hereto. Any applicable sales, use, personal property,
             ----------
excise or other taxes (other than income or corporate franchise taxes) will be added to the fees and royalties.

     2. All royalty payments will be due within forty-five (45) days of the end of each calendar quarter with respect to units shipped with respect to the Basic Server Fee (as defined in Appendix C) and revenue received with respect to
                                ----------
the royalties referred to in Appendix C in such period.  With each such payment,
                             ----------
Vienna shall provide Voxware with a report (a "Royalty Payment Report") accurately delineating the calculation of the amount due based on Appendix C.
                                                                  ----------
Not more than once per calendar year, Voxware shall have the right upon not less than two weeks prior writtennotice to Vienna at a date and time to be agreed to review and audit Vienna's books and records only to the extent necessary to verify the accuracy of the Royalty Payment Reports. Such audits shall be conducted during normal business hours by auditors of a "Big Six" accounting firm. Such audits shall be at Voxware's expense; provided, however, that should the audit show that Voxware has been underpaid by more than five percent (5%) in any one quarter, Vienna will bear the costs of the audit and the limitation of one audit per year shall be removed. Any payment adjustment indicated as a result of such audit shall be made within 30 days of receipt of the audit report. The third party auditor shall maintain the confidentiality of the information obtained from Vienna, and shall disclose to Voxware only such information as is reasonably necessary for Voxware to verify the accuracy of the Royalty Payment Reports, or the nature and extent of any inaccuracies in such Reports. All information learned by Voxware from such audit shall be treated as Vienna confidential information and governed by Section VIII below.

III. Delivery, Installation and Acceptance of Licensed Programs

     1. Voxware shall deliver the Licensed Programs to Vienna in accordance with the schedule set forth in Appendix D hereto. It is Voxware's
                               ----------
responsibility in return for the Porting Fee (as defined in Appendix C) to
                                                            ----------
perform all necessary porting of the Licensed Programs to the [**] platform and it is Vienna's responsibility, at no cost to Voxware, to incorporate the Licensed Programs into the Vienna Products. Vienna will provide to Voxware upon request, at no cost to Voxware, technical assistance in connection with the porting of the Licensed Programs to the [**].

     2. .Vienna has evaluated the Licensed Programs running under Windows 95 prior to the execution of this Agreement. The execution of this Agreement is evidence of Vienna's acceptance of the Licensed Programs. The parties will work together in good faith to achieve acceptance of the port of the Licensed Programs to the [**]. Acceptance of the port of the Licensed Programs shall be deemed to have occurred upon completion of the Licensed Programs successfully functioning on the [**]. Or in the event that the port of the Licensed Programs do not meet the requirements of this acceptance, despite the Technical Support (as defined below) provided by Voxware and the good faith assistance of Vienna as set forth in paragraph 1, of this Section III, within 30 days after delivery of the port of the Licensed Programs to Vienna, either party may terminate this Agreement upon notice to the other party, and neither party shall have any liability or further obligation to the other party. If no such notice is given within such time period, the port of the Licensed Programs will be deemed accepted by Vienna. In any such event, no fees theretofore paid to Voxware shall be refunded. If this Agreement is terminated and the port of the Licensed Programs are not accepted by Vienna, the Licensed Programs and all other Voxware proprietary information shall be returned to Voxware in accordance with paragraph 2 of Section V.

IV.  Updates and Support Services

     1. Voxware will, at such intervals as Voxware deems appropriate, distribute Updates to Vienna. Updates will consist of such corrections, modifications and minor improvements of the Licensed Programs or portions thereof, in machine readable binary image format, as Voxware deems appropriate and which Voxware distributes generally to its other licensees of the Licensed Programs. Vienna shall, immediately upon receipt of any Update, use its best efforts to implement its use such that it replaces entirely any previous version of the Licensed Programs or portion thereof to which the Update applies. Upon implementation, an Update shall constitute part of the Licensed Programs and shall be subject to all the terms and conditions of this Agreement.

     2. During the term of this License Agreement, Voxware will provide technical support ("Technical Support") to Vienna at no cost, which shall consist of using reasonable commercial efforts to correct and/or providing services necessary to remedy or avoid any programming error in the Licensed Programs which significantly affects the use of the Licensed Programs by Vienna in the development, manufacture and sale of the Vienna Products.

V.   Termination

     1. This Agreement shall have an initial term of 2 years commencing on the date first set forth above in this Agreement and shall automatically renew for successive terms of 1 year each unless Vienna provides written notice of non-renewal to Voxware at least ninety (90) days prior to the expiration of the then current term.

     2. Either party hereto shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within thirty (30) calendar days after reciept of written notice of such default such party remedies such default. Upon termination of this Agreement, for any reason, Vienna shall cease use, reproduction, translation, marketing, distribution and promotion of the Licensed Programs in connection with the Vienna Products, except as expressly permitted herein. After the termination date, Vienna will not release any new version of a Vienna Product incorporating any portion or derivative of the Licensed Programs. Notwithstanding the foregoing, after termination of this Agreement, Vienna and its distributors shall have the right to sell its existing inventory of Vienna Products which incorporate the Licensed Programs, provided that, prior
                                                            -------- ----
to selling such inventory, Vienna shall provide Voxware with an itemized statement of such inventory. Royalties shall be due on all sales of such inventory of Vienna Products in accordance with the terms of this Agreement.

     3. Notwithstanding anything herein to the contrary, termination of this Agreement by either party for any reason shall not relieve Vienna of its obligation to pay royalties with respect to any Vienna Products sold theretofore or thereafter. Upon termination, each party shall forthwith return to the other (or destroy in accordance with written instructions) any technology or other proprietary information belonging to the other party.

     4. The parties expressly agree that termination of this Agreement shall not affect the rights of Vienna's end users who were granted rights to use the Licensed Programs prior to termination.

VI.  Publicity

     1. The parties agree to use reasonable commercial efforts to ensure that during the initial announcement of their relationship that: (a) the timing of such announcements will be compatible with each parties' overall public relations strategy, (b) each will review and approve the other party's relevant press releases and other public relations materials, (c) executives from each company shall be reasonably available for other public relations activities. Each party may disseminate the information contained in such press release in whole or in part and from time to time without the consent of the other party.

     2. Voxware will have the right to mention that Vienna is a licensee of the Licensed Programs and Vienna has the right to mention that Voxware is a licensor of the Licensed Programs in all advertising, public relations, and marketing materials.

VII. Warranties, Indemnification, Exclusive Remedy and Liability Limitations

     1. Voxware warrants that (i) the Licensed Programs shall function substantially in accordance with the specifications and documentation for a period of 12 months from the date of this Agreement, (ii) the media on which the Licensed Programs are contained shall be free from defects in material and workmanship, (iii) all services provided by Voxware shall be of a professional and workman-like quality, (iv) it possesses full right, power and authority to enter into this Agreement; (v) the making of this Agreement by Voxware does not violate any other agreement existing between Voxware and any other party; (vi) it is the sole author and owner of the Licensed Programs; (vii) to the knowledge of Voxware, the Licensed Programs are not in the public domain; and (viii) to the knowledge of Voxware, the Licensed Programs do not infringe on any existing patent, copyright, trade secret or other intellectual property rights of others. Voxware shall use its best efforts to maintain interoperability with Netscape's Live Media Framework when available.

     2. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 1 OF THIS SECTION VII, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, SECTIONS IV AND VII HEREOF, VOXWARE (I) GRANTS NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING A WARRANTY WITH RESPECT TO THE MERCHANTABILITY OF THE LICENSED PROGRAMS OR THE FITNESS OF THE LICENSED PROGRAMS FOR A PARTICULAR PURPOSE OR (II) MAKES ANY GUARANTEE THAT ANY OF THE TECHNICAL SUPPORT, OR OTHER EFFORTS OF VOXWARE HEREUNDER WILL ACHIEVE THE DESIRED RESULT. EXCEPT FOR THE RIGHT TO TERMINATE AS PROVIDED IN SECTION V, AND EXCEPT IN THE CASE OF CLAIMS OF INFRINGEMENT OF ANY PATENT OR PROPRIETARY RIGHTS BY THIRD PARTIES ARISING FROM THE LICENSED PROGRAMS, VOXWARE'S PROVISION OF TECHNICAL SUPPORT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF VIENNA HEREUNDER WITH RESPECT TO THE PERFORMANCE OR FAILURE TO

PERFORM OF THE LICENSED PROGRAMS ;PROVIDED, THAT THE SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE REPRESENTATION SET FORTH IN CLAUSE (ii) SECTION VII,1, ABOVE, SHALL BE REPLACEMENT OF THE MEDIA, AND THE SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE REPRESENTATION SET FORTH IN CLAUSE (iii) SECTION VII,1, ABOVE SHALL BE RE-PERFORMANCE OF THE SERVICES.

EXCEPT IN THE CASE OF INFRINGEMENT BY ONE PARTY OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY,IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY LEGAL THEORY (INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, UNINTENTIONAL MISREPRESENTATION, STRICT LIABILITY IN TORT OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THAT PARTY HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY DETERMINATION THAT THE EXCLUSIVE REMEDY REFERRED TO ABOVE FAILED OF ITS ESSENTIAL PURPOSE.

     3. Voxware agrees to defend and indemnify Vienna for and against all claims arising from the alleged breach of any warranty given herein, and against all claims of infringement of any patent or proprietary rights by third parties arising from the Licensed Programs; provided that Vienna gives Voxware prompt written notice of any such claim; provided, however, that, Voxware's liability
                                  --------  -------
to Vienna pursuant to this paragraph 3 of Section VII (except in the case of a claim of infringement of any patent or proprietary right by a third party arising from the Licensed Programs) shall not exceed the aggregate amount of fees and royalties received by Voxware from Vienna pursuant to this Agreement. Vienna agrees to defend and indemnify Voxware for and against all claims arising from (i) the Vienna Products or their use, manufacture, packaging, distribution, promotion, sale or exploitation, including, without limitation, any claims of product liability, and (ii) the breach of any representation, warranty or covenant by Vienna hereunder, provided that Voxware gives Vienna prompt written notice of any such claim. Notwithstanding the above, Vienna shall have no obligation to defend or indemnify Voxware to the extent than any such claim results from or is based upon the Licensed Programs, and Voxware shall have no obligation to defend or indemnify Vienna to the extent that any such claim results from or is based upon Vienna Products.

     4. In the event that during the term of this Agreement, Voxware or Vienna becomes aware that the Licensed Programs or any portion thereof infringes or may infringe any patent, copyright or other intellectual property right of a third party, Voxware or Vienna, as the case may be, shall provide prompt notice thereof to the other party. Thereafter, Voxware shall be entitled either to (i) obtain rights from such third party for Vienna to continue to use the Licensed Programs or (ii) modify the Licensed Programs or any portion thereof, as appropriate, to avoid such infringement or such possible infringement, provided that the modification does not adversely affect the Licensed Programs' functionality. Any such modification to the Licensed Programs shall be deemed an Update hereunder. In the event that Voxware after employing all reasonable efforts is not able to avoid such infringement or such possible infringement either (a) by agreement with such third party under terms acceptable to Voxware or (b) by using reasonable commercial efforts to modify the Licensed Programs or any portion thereof, as appropriate, Voxware shall be entitled to terminate this Agreement upon written notice to Vienna and Voxware's liability to Vienna, if any, shall be limited to the lesser of (i) the amount of royalties paid by Vienna to Voxware hereunder and (ii) $500,000.

VIII.  Proprietary Information

     1. Voxware and Vienna each acknowledge that they may be furnished with or may otherwise receive or have access to information which relates to past, present or future products, software, research, development, inventions, processes, techniques, designs or other technical information and data, marketing plans, etc. of Vienna or Voxware as the case may be ("Vienna Proprietary Information" or "Voxware Proprietary Information", as the case may
be). All proprietary information to be protected under this Section VIII shall be clearly marked as confidential or proprietary to Vienna or Voxware as appropriate. Voxware Proprietary Information includes, without limitation, the Licensed Programs.

     2. Except as permitted under this Agreement, Voxware agrees to preserve and protect the confidentiality of the Vienna Proprietary Information and all physical forms thereof, whether disclosed to Voxware before this Agreement is signed or afterward, including the terms of this Agreement. In addition, Voxware shall not disclose or disseminate the Vienna Proprietary Information for its own benefit or for the benefit of any third party. Voxware shall not take nor cause to be taken any physical or electronic forms of Vienna Proprietary Information from Vienna's offices (nor make copies of same) without Vienna's written permission. Within three (3) business days after the termination of this Agreement (or any other time at Vienna's request), Voxware shall return to Vienna all copies of Vienna Proprietary Information in tangible form.

     3. Except as permitted under this Agreement, Vienna agrees to preserve and protect the confidentiality of the Voxware Proprietary Information and all physical forms thereof, whether disclosed to Vienna before this Agreement is signed or afterward, including the terms of this Agreement. In addition, Vienna shall not disclose or disseminate the Voxware Proprietary Information for its own benefit or for the benefit of any third party. Vienna shall not take nor cause to be taken any physical or electronic forms of Voxware Proprietary Information from Voxware's offices (nor make copies of same) without Voxware's written permission. Within three (3) business days after the termination of this Agreement for any reason (or any other time at Voxware's request), Voxware shall return to Voxware all copies of Voxware Proprietary Information in tangible form. The information contained in the Licensed Programs (and all other material that Voxware may provide as part of Technical Support) is considered a trade secret and shall be treated as such by Vienna.

     4. The foregoing obligations shall not apply to any information which (i) is publicly known; (ii) is given to Voxware or Vienna, as the case may be, by someone else who is not obligated to maintain confidentiality; or (iii) Voxware or Vienna, as the case may be, had already developed prior to the day this Agreement is signed, as evidenced by documents. Notwithstanding any other provisions of this Agreement, the requirements of this Section VIII shall survive any termination of this Agreement. Both parties shall make a reasonable effort to protect all copyrights and trade secrets related to the Licensed Programs and the Vienna Products. Both parties shall be obligated to this confidentiality for a period of five (5) years from the later of (i) the termination of this Agreement and (ii) the termination of any license granted hereunder.

     5. During the term of this Agreement, (i) Vienna agrees that it will not solicit for employment, employ or otherwise hire any executive employee of Voxware or any employee of Voxware involved in development of the Licensed Programs or the Licensed Programs and (ii) Voxware agrees that it will not solicit for employment, employ or otherwise hire any executive employee of Vienna or any employee of Vienna involved in software development or development of the Vienna Products.

     6. If Vienna or Voxware, as the case may be, commits a breach, or threatens to commit a breach, of any of the provisions of this Section VIII, Voxware or Vienna, as the case may be, shall have the right and remedy to have the provisions of this Section VIII specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Voxware or Vienna and that money damages will not provide an adequate remedy to Voxware or Vienna. If any portion of this Section VIII is for any reason declared invalid or unenforceable, the validity of the remaining portions shall not be affected and the court considering this Section shall have the power to modify same so that the Section as modified may be enforced.

     7. Except as expressly and unambiguously provided herein and as conditions of Vienna's license hereunder, Vienna covenants and agrees (i) not to disassemble, decompile or otherwise reverse engineer or attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from the Licensed Programs, (b) to use its commercially reasonable efforts to market, distribute and support (including installation, training and other support) the Vienna Products on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof, (c) to keep Voxware informed as to any problems encountered with the Licensed Programs and any resolutions arrived at for those problems, and to communicate promptly to Voxware modifications, design changes or improvements of the Licensed Programs suggested by customers, employees and agents and (d) to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of any confidential information of Voxware or the Licensed Programs or any direct product thereof in violation of any such restrictions, laws or regulations.

IX.  Proprietary Rights

     1. Except to the extent of the licenses expressly and unambiguously granted hereunder, Voxware retains all rights, title and interest in and to the Licensed Programs. Voxware shall have no ownership in the Vienna Products, other than the rights in the Licensed Programs described in the preceding sentence, and Vienna retains all rights, title and interest in and to the Vienna Products(other than the Licensed Programs incorporated therein.) Under no circumstances shall Vienna be deemed the owner of a copy of the Licensed Programs within the meaning of Section 117 of the Copyright Act of 1976 (as amended).

     2. Vienna shall include, and shall not alter or remove, any applicable copyright, patent, trade secret, trademark or other proprietary notices or legends on all copies (in whatever form) of the Licensed Programs and the packaging in which it may be contained.

     3. End users of a Vienna Product shall be required to sign a license agreement in form and substance reasonably acceptable to Voxware.

     4. Vienna hereby agrees (i) to place Voxware's logo and display Voxware's relevant trademark(s) on any software packaging relating to Vienna Products incorporating the Licensed Programs, and Vienna shall place Voxware's name or logo on the title page of the user's manual, if any, and (ii) to place notice of any copyright or patent protection and any other proprietary legend reasonably requested by Voxware on the packaging relating to the Vienna Products incorporating the Licensed Programs.

     5. Vienna recognizes the great value of the goodwill associated with Voxware's trademarks and the identification of the Vienna Products with the trademarks. Therefore, all packaging materials which Vienna proposes to use which bear Voxware's trademarks and which are to be used in connection with the Vienna Products shall be reasonably acceptable to Voxware.

X.   Distribution Arrangement

     1. In further consideration of Voxware's grant herein, Vienna shall grant back to Voxware a nonexclusive, worldwide right to sell and distribute, on terms (except with respect to the price as set forth below) equivalent to those contained in Vienna's most-favorable distribution or value added reseller arrangements, the Vienna Products as described in Appendix A. [**]
                                                  ----------

XI.  Miscellaneous

     1. Governing Law; Arbitration. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of New Jersey without regard to the conflicts of laws principles thereof. The prevailing party in any dispute regarding the interpretation or enforcement of the terms of this Agreement shall be entitled to its reasonable attorneys' fees, costs and expenses from the other party. Any dispute between the parties arising out of this Agreement (other than as set forth in paragraph 6 of Section VIII) shall be submitted to binding arbitration before a panel of three neutral arbitrators in New York, New York in accordance with the commercial rules of the American Arbitration Association. The terms of the United Nations Convention on contracts for the International Sale of Goods (the "Vienna Convention") are hereby expressly excluded.

     2. Entire Agreement. This Agreement, including Exhibits and Appendices, constitutes the entire Agreement and understanding between the parties and supersedes all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

     3. Assignment. This Agreement is not assignable by either party without the prior written consent of the other party, except that a party may assign this Agreement in connection with any merger, acquisition, sale of substantially all of its assets or similar event without the other party's consent. This Agreement shall apply to and bind any successor or assigns of the parties hereto.

     4. Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered; (b) transmitted by postage prepaid certified mail, return receipt requested; or (c) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The address for the parties are as follows:

          Voxware, Inc.                    Vienna Systems Corporation
          305 College Road East            350 Terry Fox Drive
          Princeton, NJ 08540              P.O. Box 72089
          Attn: Chief Financial Officer    Kanata, Ontario
                                           Canada K2K 2W5

     5. Force Majeure. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

     6. Waiver. A waiver, expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

     7. Headings. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

     8. Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     9. Severability. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

VOXWARE, INC.                           VIENNA SYSTEMS CORPORATION

By:___________________________________  By:_____________________________________

Print Name:___________________________  Print Name:_____________________________

Title:________________________________  Title:__________________________________

                                  APPENDIX A

                                VIENNA PRODUCTS


                                     [**]

                                  APPENDIX B

                             THE LICENSED PROGRAMS

1.   RT24HQ.  a fixed-rate, 2,400 bps (54 bits/22.5 msec) voice coder, with an
     -------
     approximate complexity in 16 bit fixed point MIPS of <10 MIPS for encoder and <5 MIPS for decoder. Assuming a 22.5 msec frame rate, the encoder delay is 26.25 msec and the decoder delay is 11.25 msec for an end to end delay of 37.5 msec.

2.   Voxware API ("VAPI").  VAPI provides an application programming interface
     ---------------------
     suitable for development of applications for transmission of voice over the Internet (i.e. Internet Telephony). The functionality included in this interface allows session, flow and error control. Session control functionality includes initiating and processing incoming and outgoing calls as well as a means for users of Voxware or third party applications based on VAPI to locate each other in a phone directory. Flow and error control seek to manage the Voxware codec bit stream, handling lost and/or late packets, and packet re-sequencing.

                                  APPENDIX C

                              FEES AND ROYALTIES


          In consideration of Voxware's grant herein, Vienna shall pay to Voxware the following fees(all fees are based on United States $):

          (a) For Item (1) on Appendix D, a non-refundable Annual License Fee [**] payable upon execution of this Agreement, and again on each anniversary of the date of this Agreement for the term of this Agreement;

          (b) For Items (2) and (3) on Appendix D, a non-refundable one-time [**] payable within 30 days of the date of this Agreement (the "Porting Fee");

          (c)  [**]

          (d)  [**]

                                  APPENDIX D

                    DELIVERY SCHEDULE AND FORM OF DELIVERY


(1)  RT24, RT24HQ SDK running under Win95 upon execution of this Agreement

(2)  RT24, RT24HQ SDK running under Solaris July 15, 1996

(3)  RT24HQ [**] delivery August 23, 1996